EXHIBIT 2.34
                           SHARE SALE AGREEMENT






between



SAMANCOR LIMITED

("Seller")




and



UCAR CARBON COMPANY INC.

("Purchaser")






        with regard to shares in EMSA (Proprietary) Limited ("EMSA") and
                     Carbographite Limited ("Carbographite")


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                                    CONTENTS



1.  DEFINITIONS.............................................................  2

2.  SALE....................................................................  4

3.  CONDITIONS PRECEDENT....................................................  5

4.  CLOSING PREPARATIONS....................................................  7

5.  CLOSING.................................................................  8

6.  WAIVER OF RIGHTS........................................................ 10

7.  REPRESENTATIONS AND WARRANTIES OF SELLER................................ 10

8.  REPRESENTATIONS AND WARRANTIES OF PURCHASER............................. 11

9.  INDEMNITIES............................................................. 12

10. RESTRAINT UNDERTAKINGS.................................................. 13

11. SHAREHOLDERS AGREEMENT.................................................. 16

12. DEEDS OF SERVITUDE...................................................... 16

13. EXPENSES................................................................ 17

14. SUPPORT................................................................. 18

15. INDULGENCES............................................................. 18

16. ENTIRE AGREEMENT........................................................ 18

17. ARBITRATION............................................................. 19

18. GOVERNING LAW........................................................... 19

19. INTERPRETATION.......................................................... 20

20. GENERAL................................................................. 20

21. ADDRESSES FOR LEGAL PROCESSES AND NOTICES............................... 21

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                                   APPENDICES


APPENDIX 1    NOTICE OF GENERAL MEETING OF EMSA

APPENDIX 2    NOTICE OF GENERAL MEETING OF CARBOGRAPHITE

APPENDIX 3    RETIREMENT FUNDS AND HEALTH PLAN AGREEMENT

APPENDIX 4    POWER OF ATTORNEY (WITH ATTACHED NOTARIAL DEED OR SERVITUDE)

APPENDIX 5    POWER OF ATTORNEY (WITH ATTACHED NOTARIAL DEED OF SERVITUDE)

APPENDIX 6    INTER COMPANY AGREEMENTS AND ARRANGEMENTS

APPENDIX 7    DRAWING OF RAILWAY SIDING  SERVITUDE  AREA;  POWERLINE  SERVITUDE
              AREA;  WATER PIPELINE SERVITUDE  AREA;  GAS  PIPELINE   SERVITUDE
              AREA  AND  SEWAGE PIPELINE SERVITUDE AREA



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PREAMBLE

It is recorded, not as part of this Agreement, but purely by way of introduction and explanation that -

A. the Seller and the Purchaser each own 50% (fifty per centum) of the issued share capital of EMSA and Carbographite;

B. the parties have negotiated an agreement, in terms of which the Seller will sell to the Purchaser all of the Seller's shares in EMSA and Carbographite;

C. this Agreement replaces the Letter of Intent written by the Purchaser's holding company UCAR International Inc. to the Seller on 12 February 1997.


THE PARTIES AGREE AS FOLLOWS:

1.     DEFINITIONS


       For the purposes of this Agreement and its Appendices, the following terms shall, unless the context otherwise indicates or requires, bear the meaning given in this Clause, and cognate terms shall bear corresponding meanings -

1.1      "Affiliate"               shall mean any  company  which is  Samancor's
                                   subsidiary  company  within  the  meaning  of
                                   subsidiary   company  in  the  South  African
                                   Companies Act No. 61 of 1973, as amended;

1.2      "Carbographite"           shall mean  Carbographite  Limited, a company
                                   incorporated and registered in the Republic of


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                                   South Africa under company  registration  no.
                                   70/14329/06;

1.3      "Closing Date"            shall mean 22 April 1997;

1.4      "Companies"               shall mean EMSA and Carbographite;

1.5      "Conditions  Precedent"   shall mean the  conditions  precedent to this
                                   Share Sale Agreement;

1.6      "Deeds  of   Servitude"   shall  mean   notarial   deeds  of  servitude
                                   substantially in the form of the drafts which are attached as part of Appendices 4 and 5;

1.7      "EMSA"                    shall  mean  EMSA  (Proprietary)  Limited,  a
                                   company  incorporated  and  registered in the
                                   Republic  of  South  Africa   under   company
                                   registration no. 65/08320/07;

1.8      "EMSA's  Business"        shall mean EMSA's past and present businesses
                                   of designing,  developing,  manufacturing and
                                   selling  the  kinds of  carbon  and  graphite
                                   products and  engineered  systems  which EMSA
                                   has  sold  in  the  past  and is  selling  at
                                   present, including modifications thereto, but
                                   excluding   the  sale  of   Soderberg   paste
                                   products and calcined anthracite products;

1.9      "EMSA's  Premises"        shall  mean  EMSA's   premises   situated  at
                                   Meyerton, Gauteng, Republic of South Africa;

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1.10     "Purchased Shares"        shall  mean the  shares in the  issued  share
                                   capital of the Companies which are sold by the Seller and purchased by the Purchaser in terms of this Share Sale Agreement;

1.11     "Purchase Price"          shall mean US  $75,000,000.00  (seventy  five
                                   million US Dollars);

1.12     "Purchaser"               shall  mean  UCAR  Carbon   Company  Inc.,  a
                                   company   incorporated   and   registered  in
                                   Delaware in the United States of America, being a subsidiary of UCAR International
                                   Inc.;

1.13     "Retirement Funds and     shall  mean the  Retirement  Funds and Health
          Health Plan Agreement    Plan  Agreement  which is to be executed  and
                                   delivered   in  terms  of  this   Share  Sale
                                   Agreement;


1.14     "Seller"                  shall  mean  Samancor   Limited,   a  company
                                   incorporated and registered in the Republic of South Africa under company registration no. 01/8883/06;

1.15     "Seller's  Premises"      shall mean the Seller's  premises situated at
                                   Meyerton, Gauteng, Republic of South Africa.


2.     SALE

2.1 The Seller hereby sells to the Purchaser and the Purchaser hereby purchases from the Seller all of the shares held by the Seller in the Companies, being shares comprising 50% (fifty per centum) of the entire issued share capital of

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         EMSA and 50% (fifty per centum) of the entire  issued share  capital of
         Carbographite.

2.2 All risk in and benefits of the purchased shares shall pass from the Seller to the Purchaser at midnight on the day prior to the Closing Date.

2.3 The Purchase Price shall be paid and this Share Sale Agreement shall be implemented in the manner provided below.

2.4      The Purchase Price shall be allocated as follows:

2.4.1 R106 500.00 (one hundred and six thousand, five hundred Rand) to the Purchased Shares in Carbographite; and

2.4.2        the balance to the Purchased Shares in EMSA.

2.5 The Purchaser shall furnish to the Seller within a reasonable time after the Closing Date unaudited management accounts of EMSA for the period ending 0H00 on the Closing Date.


3.     CONDITIONS PRECEDENT

3.1 This Share Sale Agreement, with the exception of Clauses 13 to 21, shall be of no force or effect unless the following conditions precedent are fulfilled by the close of business on 22 April 1997 -

3.1.1 approval of the sale of the Purchased Shares in terms of this Agreement by the Seller's board of directors;

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3.1.2        approval of this Share Sale  Agreement,  the  Retirement  Funds and
             Health Plan Agreement, the Deeds of Servitude and Appendices 4 and 5 by the Purchaser's board of directors;

3.1.3 receipt by the Purchaser of written confirmation by the Purchaser's South African bank, acting as a duly authorized agent of the South African Reserve Bank, that the sale of the Purchased Shares to the Purchaser, the payment of the Purchase Price and the transfer of the Purchased Shares to the Purchaser and the Purchaser's nominees, all in terms of this Share Sale Agreement, has been approved, or that such approval is not required, in terms of the Exchange Control Regulations of the Republic of South Africa;

3.1.4        execution of -

3.1.4.1 the Retirement Funds and Health Plan Agreement, in the form of the draft attached to this Share Sale Agreement and marked Appendix 3;

3.1.4.2 a Power of Attorney granted by the Seller (with attached draft Notarial Deed of Servitude between the Seller and EMSA) in the form of the draft attached to this Share Sale Agreement and marked Appendix 4.

3.1.4.3 a Power of Attorney granted by the Seller (with attached draft Notarial Deed of Servitude between the Seller and EMSA) in the form of the draft attached to this Share Sale Agreement and marked Appendix 5.

3.1.5 a Power of Attorney granted by the Seller (with attached draft Notarial Deed of Servitude between the Seller and EMSA) in the

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                 form of the draft  attached  to this Share Sale  Agreement  and marked Appendix 5.

3.1.6 the requisite agreement by the employees of EMSA to the basic terms and conditions of a Medical Aid / Health Scheme which will operate for the benefit of persons who are employees of EMSA;

3.1.7 the requisite agreement by the employees of EMSA to the basic terms and conditions of such new Pension and/or Provident Funds as may be required for employees of EMSA in consequence of this Agreement.

3.2 Both parties shall use all reasonable endeavors to the extent that it is within their power to do so, to procure the timely fulfillment of those Conditions Precedent which are set out in Clauses 3.1.3 and 3.1.4.1.

3.3 The Seller shall use its reasonable endeavors to procure the timely fulfillment of those Conditions Precedent which are set out in Clauses 3.1.1, 3.1.4.2 and 3.1.4.3.

3.4 The Purchaser shall use its reasonable endeavors to procure the timely fulfillment of those Conditions Precedent which are set out in Clauses 3.1.2, 3.1.5 and 3.1.6.


4.     CLOSING PREPARATIONS

4.1 The parties shall duly execute forms CM25 in terms of which they consent to waive the statutory period of notice of the general meetings of shareholders of the Companies which are to be held on the Closing Date as provided in Clause 5.1.

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4.2      The  Seller   shall   before  the  Closing  Date  procure  the  written
         resignations which are to be delivered on the Closing Date in terms of Clauses 5.2 below.

4.3 The parties shall procure that each of the Companies convenes a meeting of its directors and that resolutions of directors are passed on or before the Closing Date -

4.3.1 approving the transfer of the Purchased Shares in that Company to the Purchaser and/or the Purchaser's nominees;

4.3.2        appointing new directors nominated by the Purchaser; and

4.3.3 accepting the resignations of directors which are to be delivered on the Closing Date in terms of Clause 5.2.

4.4 The Purchaser shall ensure that EMSA shall before the Closing Date conduct such consultations with its employees and carry out all such labor relations procedures as may be required in connection with this Share Sale Agreement, the Retirement Funds and Health Plan Agreement which is to be executed in the form of Appendix 3, the establishment of a new Medical Aid / Health Scheme in terms of Clause 3.1.5 and the establishment of new Pension and/or Provident Funds in terms of Clause 3.1.6.


5.     CLOSING

       This Share Sale Agreement shall be implemented on the Closing Date in the following manner -

5.1 general meetings of the shareholders of the Companies shall be held, as contemplated in the notices attached to this Share Sale Agreement marked

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         Appendices  1 and 2 and the parties  shall vote (and procure that their nominees vote) in favor of the resolutions set out in such notices;

5.2 the Seller shall deliver to the Purchaser the written resignations of W Schroeder, P A Brink, W J Graham, A van Jaarsveld and M J G Grobler as directors of the Companies as from the Closing Date;

5.3 the Seller shall deliver to the Purchaser the share certificates under which the Purchased Shares are held by the Seller and the Seller's nominees, together with securities transfer forms duly executed by the Seller and the Seller's nominees with the name of the transferee left blank;

5.4 the parties shall procure that prior to the completion of the closing in terms of this Clause -

5.4.1 the Companies shall duly enter the transfer of the Purchased Shares to the Purchaser and the Purchaser's nominees in their respective share registers and issue new share certificates in the name of the Purchaser and the Purchaser's nominees in respect of the Purchased Shares;

5.4.2 such new share certificates are endorsed "non-resident" by the Standard Bank of South Africa Limited, acting as the authorised agent of the South African Reserve Bank; and

5.4.3        such  duly  endorsed  share   certificates  are  delivered  to  the
             Purchaser or the Purchaser's agent.

5.5 the Purchaser shall pay the Purchase Price to the Seller by interbank transfer from the Purchaser's bank, Chase Manhattan Bank, New York, to Standard and Chartered Bank, New York, for the account of ABSA Bank, account number 121-41-660-601.

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5.6      the Seller shall deliver to the Purchaser -

5.6.1 a duly executed original of the Retirement Funds and Health Plan Agreement and duly executed originals of Appendices 4 and 5; and

5.6.2 3 (three) certified copies of the resolutions of directors of Samancor authorising signature of this Agreement, the Retirement Funds and Health Plan Agreement and Appendices 4 and 5, on behalf of Samancor.


6.     WAIVER OF RIGHTS

       With effect from the completion of the closing of this transaction on the Closing Date, the Seller hereby waives all of its rights under the Articles of Association of the Companies until registration of the special resolutions which are to be passed by the Companies on the Closing Date.


7.     REPRESENTATIONS AND WARRANTIES OF SELLER

       The Seller hereby represents and warrants to the Purchaser that the following statements are now true and correct and will be true and correct as of the Closing Date.

7.1 the Seller is a corporation duly incorporated, validly existing and in good standing under the laws of Republic of South Africa and has full corporate power and authority to execute, deliver and perform this Share Sale Agreement, the Retirement Funds and Health Plan Agreement, the Deeds of Servitude and Appendices 4 and 5;

7.2 all requisite corporate action to approve, execute and perform this Share Sale Agreement, the Retirement Funds and Health Plan Agreement, the Deeds of

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         Servitude  and  Appendices 4 and 5, has been taken by the  directors of the Seller, no such action is required of the shareholders of the Seller and this Agreement has been duly and validly executed and
         delivered  by  the  Seller  and   constitutes  the  valid  and  binding
         obligations of the Seller in accordance with its terms;

7.3 neither the execution nor the performance of this Share Sale Agreement, the Retirement Funds and Health Plan Agreement, the Deeds of Servitude and Appendices 4 and 5 does or will in any way -

7.3.1 conflict with, violate or result in any breach of any judgment, decree, order, statute, rule or regulation applicable to the Seller;

7.3.2 conflict with, violate or result in any breach of any material agreement or instrument to which the Seller is a party or by which it is bound, or constitute a default thereunder or give rise to a right of acceleration of any obligation of the Seller thereunder; or

7.3.3 conflict with or violate any provision of the Memorandum or Articles of Association or any resolution of shareholders of the Seller.

7.4 All agreements and business arrangements between the Seller and Affiliates on the one hand and the Companies or either of them on the other hand have been concluded at arm's length for market related consideration and on normal terms and conditions and the only such agreements and arrangements are those listed in Appendix 6 to this Share Sale Agreement.


8.     REPRESENTATIONS AND WARRANTIES OF PURCHASER

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       The  Purchaser  hereby  represents  and  warrants  to the Seller that the following statements are now true and correct and will be true and correct as of the Closing Date:

8.1 the Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware in the United States of America and has full corporate power and authority to execute, deliver and perform this Share Sale Agreement;

8.2 all requisite corporate action to approve, execute and perform this Share Sale Agreement has been taken by the board of directors of the Purchaser and this Agreement has been duly and validly executed and delivered by the Purchaser and constitutes the valid and binding obligations of the Purchaser in accordance with its terms;

8.3 neither the execution nor performance of this Share Sale Agreement does or will in any way -

8.3.1 conflict with, violate or result in any breach of any judgment, decree, order, statute, rule or regulation applicable to the Seller;

8.3.2 conflict with, violate or result in any breach of any material agreement or instrument to which the Purchaser is a party or by which it is bound, or constitute a default thereunder or give rise to a right of acceleration of any obligation of the Purchaser thereunder; or

8.3.3 conflict with or violate any provision of the Certificate of Incorporation, By-laws or any resolution of the board of directors of the Purchaser.


9.     INDEMNITIES

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9.1      The Seller  hereby  indemnifies  the  Purchaser  against  and holds the
         Purchaser harmless against any and all loss, damage, liability, or expenses (including reasonable attorney's fees and expenses) resulting
         from  or  arising   out  of  any   inaccuracy   in  or  breach  of  any
         representation or warranty made or given by the Seller to the Purchaser above.

9.2 The Purchaser hereby indemnifies the Seller against and holds the Seller harmless against any and all loss, damage, liability, or expenses (including reasonable attorney's fees and expenses) resulting from or arising out of any inaccuracy in or breach of any representation or warranty made or given by the Purchaser to the Seller above.


10.    RESTRAINT UNDERTAKINGS

10.1 It is recorded that the Seller has sold and the Purchaser has purchased the Purchased Shares in the knowledge and on the understanding that any competition to EMSA's Business by the Seller or Affiliates contrary to the provisions of these restraint undertakings would diminish or be damaging to or destroy the goodwill attaching to EMSA and the profit generated by EMSA. The Seller acknowledges that this would cause loss or damage to the Purchaser by diminishing the value of the Purchased Shares sold to the Purchaser, and the Seller therefore acknowledges the necessity of protecting the goodwill of EMSA and thereby the value of the Purchased Shares from competition by the Seller and Affiliates contrary to the provisions of these restraint undertakings after the Closing Date.

10.2 For one or more of the reasons set forth in Clause 10.1, the Seller hereby promises and undertakes in favour of the Purchaser that neither the Seller nor any Affiliates shall at any time after the Closing Date (subject to the provisions

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         of Clause 10.5), either in the Republic of South Africa or in any other country in the world -

10.2.1 directly or indirectly be concerned, engaged or interested in any business similar to or competing with EMSA's Business;

10.2.2 directly or indirectly accept any material benefit, whether in money or otherwise from any business, the receipt of which may place the Seller in opposition to EMSA's Business, provided that this restraint shall not prohibit the Seller from purchasing products from and receiving benefits in money or otherwise, in respect of the purchase of products from alternative suppliers who carry on business in competition with EMSA's Business;

10.2.3 reveal to any person, firm or corporation, any of the trade secrets or confidential operations, procedures or dealings or any information concerning the organisation, functions, transactions or affairs of EMSA or any details of the customers of EMSA or their requirements of the products provided to them by EMSA, and shall not use or attempt to use any such information in any manner which may injure or cause loss either directly or indirectly to EMSA or may be liable to do so;

10.3 The Seller further undertakes that neither the Seller nor any Affiliate of the Seller will during the period of 3 (three) years from the Closing Date employ any person who is an employee of either of the Companies at the date of signature of this Agreement.

10.4     The Seller  undertakes  not to do any of the things set forth in Clause
         10.2 or 10.3 either directly or indirectly and whether as partner or owner or principal or agent or representative or consultant or lessor or shareholder or financier or in any other manner whatsoever.

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10.5     The  undertakings  by the Seller in terms of Clause 10.2 shall continue in operation as from the Closing Date for the following periods -

10.5.1       15 (fifteen) years, in the case of Clause 10.2.1 and Clause 10.2.2;

10.5.2       in perpetuity, in the case of Clause 10.2.3.

10.6     No restraint in this Clause shall prevent the Seller from -

10.6.1 holding shares representing up to 5% (five per centum) of any company or other entity which are listed on a recognized stock exchange, even though such company itself competes with EMSA's Business;

10.6.2 holding shares of any company or entity if that company or entity ("the holding company") does no itself compete with EMSA's Business but controls another company or entity which competes with EMSA's Business and where such other company or entity constitutes less than 10% (ten per centum) of the business of the holding company; or

10.6.3 (notwithstanding the provisions of this Clause 10.6) holding shareholding interests greater than those provided for in Clauses
             10.6.1 and 10.6.2, provided that the prior written approval of the Purchaser is obtained, which approval shall not be unreasonably withheld.

10.7     The above restraint undertakings are severable as to -

10.7.1       each calendar year of operation;

10.7.2 each country, state, province and municipal area in the Republic of South Africa and the rest of the world;

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10.7.3       each part of EMSA's Business;

10.7.4       each  product  which is sold in the  course  of  conduct  of EMSA's
             Business.

10.8 If any one or more of the restraints set forth above are invalid or unenforceable for any reason, the validity of any of the other restraints shall not be affected thereby.


11.    SHAREHOLDERS AGREEMENT

11.1 The parties acknowledge that the Deeds of Servitude will incorporate the servitudes listed in Clause 16(b)(i),(ii),(iii),(iv),(v) and (vi) of the Shareholders Agreement dated 4 October 1971 between Union Carbide Corporation and AMCOR Limited.

11.2 Save for the servitudes referred to in Clause 11.1, this Share Sale Agreement supersedes and cancels the Shareholders Agreement referred to in Clause 11.1.


12.    DEEDS OF SERVITUDE

12.1 The parties shall procure the registration of the Deeds of Servitude as soon as possible after the Closing Date. If any difficulty should be experienced by the parties in executing or registering the Deeds of Servitude in the forms in which they are attached to this Agreement, or if it for any reason becomes impossible to register the Deeds of Servitude in their current form, the Seller shall take all reasonable steps and shall sign all necessary documents to place EMSA in the same or a similar position as if the Deeds of Servitude were registered.

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12.2     As no  servitude  diagrams  approved  by the  Surveyor  General  are at present available, the parties record their mutual intention that the servitudes which are granted by the Seller in terms of the Deeds of Servitude shall -

12.2.1 in the case of the railway siding servitude, operate as nearly as reasonably practical over those portions of the Seller's Premises which are shown on the drawing attached to this Agreement marked Appendix 7;

12.2.2 in the case of the powerline servitude, operate as nearly as reasonably practical over those portions of the Seller's Premises which are shown on the drawing attached to this Agreement marked Appendix 7;

12.2.3 in the case of the water pipeline servitude, operate as nearly as reasonably practical over those portions of the Seller's Premises which are shown on the drawing attached to this Agreement marked Appendix 7;

12.2.4 in the case of the gas pipeline servitude, operate as nearly as reasonably practical over those portions of the Seller's Premises which are shown on the drawing attached to this Agreement marked Appendix 7;

12.2.5 in the case of the sewage pipeline servitude, operate as nearly as reasonably practical over those portions of the Seller's Premises which are shown on the drawing attached to this Agreement marked Appendix 7.

12.3 The Seller hereby indemnifies EMSA, Carbographite and the Purchaser against and holds EMSA, Carbographite and the Purchaser harmless against any claim for any rehabilitation or otherwise in terms of any law, regulation or by-law arising out of any past or present operations by the Seller on EMSA's property outside of the currently fenced boundaries.

13.    EXPENSES

13.1 The stamp duty on the transfer on the Purchased Shares from the Seller to the Purchaser shall be borne by the Purchaser.

13.2 The attorney's charges, transfer duty, value added tax and stamp duty incurred in respect of the Deeds of Servitude shall be borne by the Seller.

13.3 Save as provided in Clause 13.1, Clause 13.2 and the Retirement Funds and Health Plan Agreement, each of the parties shall pay all of its expenses incident to the negotiation, preparation and consummation of this Share Sale Agreement and all transactions contemplated by this Share Sale Agreement.


14.    SUPPORT

       Each party undertakes to do all such things and sign all such documents as may be reasonably necessary or incidental to give effect to the terms, conditions and import of this Agreement.


15.    INDULGENCES

       No indulgence, latitude or extension of time that may be allowed by either party to the other shall in any circumstances be deemed to be waiver of rights under this Agreement and the party granting the indulgence, latitude or extension shall remain entitled to require strict and punctual compliance by the other party with each and every provision of this Agreement.

16.    ENTIRE AGREEMENT

16.1 This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and neither party shall be bound by any undertakings, representations or warranties not expressly recorded in this Agreement.

16.2 No amendments, modifications or additions hereto or waiver of rights hereunder shall be of any force or effect whatsoever unless reduced to writing and signed by the parties hereto or by their duly authorised signatories.


17.    ARBITRATION

17.1 Any dispute between the parties in regard to any matter arising out of this Agreement or its interpretation or their respective rights and obligations under this Agreement or its cancellation or any matter arising out of its cancellation, shall be submitted to and decided by arbitration.

17.2 The arbitrator shall be a practising Queen's or Senior Counsel of not less than 5 (five) years' standing who shall be agreed upon between the parties, or failing agreement, appointed by the then Chairman of the Johannesburg Bar Council.

17.3 The arbitration shall be held in Johannesburg in accordance with such procedures as may be determined by the arbitrator, and may be held, if he considers it appropriate, in an informal and summary manner on the basis that it shall not be necessary to observe or carry out the usual formalities or procedures, including the delivery of pleadings, the making of discovery or the observance of the strict rules of evidence.

17.4 Subject to the other provisions of this Clause, each arbitration shall be held in accordance with the provisions of the Arbitration Act, 1965, as amended.


18.    GOVERNING LAW

18.1 This Agreement shall be governed by and interpreted in accordance with the law of the Republic of South Africa in all respects.

18.2 The parties hereto consent and submit to the jurisdiction of the Witwatersrand Local Division of the High Court of South Africa for the purposes of any legal proceedings arising from or in connection with this Agreement.


19.    INTERPRETATION

19.1 In the interpretation of this Agreement, unless the context otherwise requires or indicates, words signifying -

19.1.1       the singular shall include the plural and vice versa;

19.1.2       any one gender shall include the other genders; and

19.1.3       natural   persons   shall   include   juristic   persons,   trusts,
             partnerships, associations, deceased estates and insolvent estates.

19.2 Clause headings do not form part of this Agreement and shall not be taken into account for the purposes of interpretation.

20.    GENERAL

20.1 Neither party may cede or assign any of its rights or delegate any of its obligations in terms of this Agreement without the prior written approval of the other party.

20.2 Each party warrants and undertakes to the other that it is not acting as undisclosed agent or nominee for any person in entering into this Agreement and is entering into this Agreement to secure the benefits of this Agreement for itself only and for no other person.

20.3 If any Clause or term of this Agreement should be invalid, unenforceable or illegal, then the remaining terms and provisions of this Agreement shall be deemed to be severable therefrom and shall continue in full force and effect unless such invalidity, unenforceability or illegality goes to the root of this Agreement.


21.    ADDRESSES FOR LEGAL PROCESSES AND NOTICES

21.1 Each party chooses for the purposes of this Agreement the following addresses:

21.1.1   Samancor:
         POSTAL ADDRESS                      STREET ADDRESS
         P.O. Box 8186                       88 Marshall Street
         Johannesburg 2000                   Johannesburg 2001
         Republic of South Africa            Republic of South Africa

         FAX NO.:  (+27 11) 378 7063
         ATTENTION:  Mr. W.J. Murray

21.1.2   UCAR:
         POSTAL ADDRESS                      STREET ADDRESS
         UCAR International Inc.             UCAR International Inc.
         Section J4                          Section J4
         Danbury, Connecticut                Danbury, Connecticut
         USA 06817                           USA 06817

         FAX NO.: (+1 203) 207-7785
         ATTENTION:  Peter B. Mancino, Vice President


21.2 Any notice to be served on any of the parties may be posted to the party by registered or certified mail at the Postal Address or sent by telefax to the party's telefax number or delivered to the party at the Street Address specified in Clause 21.1. Each party chooses the Street Address set out in Clause 21.1 as the party's domicilium citandi et executandi for all purposes under this Agreement.

21.3 Any notice or other communication to be given to any of the parties in terms of this Agreement shall be valid and effective only if it is given in writing.

21.4 A notice to any party which is sent by registered post or certified mail in a correctly addressed envelope to the address specified in Clause 21.1 shall be deemed to have been received (unless the contrary is proved) on the fourteenth day after the date it was posted, or which is delivered to the party by hand at that address shall be deemed to have been received on the day of delivery, provided it was delivered to a responsible person during ordinary business hours.

21.5 Each notice by telefax to a party at the telefax number specified in Clause 21.1 shall be deemed to have received (unless the contrary is proved) -

21.5.1       if it is  transmitted  at least 4 (four)  hours before the close of
             business  of  the  receiving  party,   within  4  (four)  hours  of
             transmission;

21.5.2 if it is transmitted less than 4 (four) hours before the close of business of the receiving party, within 4 (four) hours of the commencement of the first business day of the receiving party after the day on which it is transmitted.

21.6 Notwithstanding anything to the contrary in this Clause 21, a written notice or other communication actually received by a party (and for which written receipt has been obtained) shall be adequate written notice or communication to the party notwithstanding that the notice was not sent to or delivered at the party's chosen address.

21.7 Each party shall be entitled to change the party's address or telefax number for the purposes of this Clause 21 by giving written notice to that effect to the other parties, provided that such notice shall not take effect until the expiry of 14 (fourteen) days after the notice is given.

SIGNED at Sandton on 21 April 1997.

                                  For:     SAMANCOR LIMITED


                                           /s/ W. J. Murray
                                           -------------------------------------
                                             Signatory: W. J. Murray
                                             Capacity:  Director Samancor
                                             Authority:



                                           /s/ P. A. Brink
                                           -------------------------------------
                                             Signatory: P. A. Brink
                                             Capacity:  Director Samancor
                                             Authority:

SIGNED at Sandton on 21 April 1997


                                  For:     UCAR CARBON COMPANY INC.


                                           /s/ H. L. Pretorius
                                           -------------------------------------
                                             Signatory: H. L. Pretorius
                                             Capacity:  General Manager EMSA
                                             Authority: Power of Attorney